EXHIBIT 99.1

10375 Richmond Ave., Suite 700

Houston, TX  77042www.stabilisenergy.com

P: 832-456-6500

FOR IMMEDIATE RELEASE

Stabilis Energy Announces Two Strategic Transactions to Enhance its Distributed LNG and CNG Capabilities in Mexico

•	Acquires Diversenergy to Establish Local LNG Operating Company
•	Forms Joint Venture with Grupo CLISA to Invest in LNG and CNG Assets

HOUSTON, TX (August 21, 2019) – Stabilis Energy, Inc. (NASDAQ: SLNG) (“Stabilis”) today announced two strategic transactions that will expand its presence in the distributed liquefied natural gas (“LNG”) and compressed natural gas (“CNG”) markets in Mexico.  Stabilis has completed the acquisition of privately held Diversenergy, LLC (“Diversenergy”) and its subsidiaries to create one of the leading distributed LNG marketing and distribution companies in Mexico.  In addition, Stabilis has completed the formation of a joint venture (the “Joint Venture”) with Grupo CLISA and other former owners of Diversenergy to pursue investments in LNG and CNG assets in Mexico.

Diversenergy Acquisition

As one of the leading providers of LNG marketing and distribution services in Mexico, Diversenergy provides LNG to customers that use LNG as a fuel in mobile high horsepower applications and to customers that do not have natural gas pipeline access.  As a result of the acquisition, Diversenergy and its Mexican subsidiary have become wholly owned subsidiaries of Stabilis.  The transaction was structured as an equity purchase with Diversenergy’s owners receiving cash and Stabilis common stock consideration.  Financial terms of the transaction were not disclosed.  Lee Kellough, former CEO of Diversenergy, will serve as President of Stabilis’ Mexican subsidiary (Diversenergy S.A.P.I. de C.V.) and Senior Vice President of Stabilis.

“Stabilis is pleased to announce the acquisition of Diversenergy,” said Jim Reddinger, President and Chief Executive Officer of Stabilis.  “We see significant growth opportunities in the large and expanding market for LNG and CNG fuel in Mexico.  We welcome Diversenergy to the Stabilis team and look forward to working together to bring clean, low cost, and abundant natural gas to our customers in Mexico.”

Lee Kellough added, “We are confident that this transaction creates a solid platform for Stabilis to become a leader in the LNG and CNG markets in Mexico.  We believe that we have the right combination of people, equipment, and relationships to capitalize on the substantial growth opportunities we see throughout Mexico.”

Joint Venture Formed for Investment in LNG and CNG Assets in Mexico

In addition, Stabilis has formed a joint venture with CryoMex Investment Group LLC (“CryoMex”) to pursue investments in distributed natural gas production and distribution assets in Mexico.  CryoMex is led by Grupo CLISA, a Monterrey, Mexico-based developer and operator of businesses in multiple end markets including energy.

The Joint Venture, operating as Energía Superior Gas Natural LLC, plans to invest in LNG and CNG production, transportation, storage, and regasification assets that serve multiple end markets throughout Mexico, including the industrial, mining, pipeline, utility, marine, and over-the-road transportation markets.

“Stabilis couldn’t ask for better partners than Grupo CLISA,” said Jim Reddinger. “Their existing partnerships with international companies to build and operate assets in Mexico demonstrate their ability to execute effectively and with integrity. We look forward to building a great distributed natural gas business in Mexico with our new partners.”

Gerardo Cavazos, Chief Executive Officer of Grupo CLISA added, “We share Stabilis’ view that there is vast potential for distributed natural gas solutions throughout Mexico and we believe that together we will be able to help build that market.”

The Joint Venture plans to begin immediately evaluating LNG and CNG asset development opportunities throughout Mexico, including in the Monterrey, Sonora, and Mexico City regions.  These assets could include LNG liquefaction facilities, cryogenic rolling stock equipment, CNG compression stations, and pressurized rolling stock equipment, among others.

Thompson & Knight LLP acted as legal advisor to Stabilis.  Jones Day LLP acted as legal advisor to Diversenergy and its owners.

Investor Call

Stabilis has scheduled an investor update call on Thursday August 22, 2018 at 9:30 a.m. Eastern Time to discuss this transaction.  Individuals in the United States and Canada who wish to participate in the conference call should dial +1 844-602-0380.  International callers should dial +1 862-298-0970.

A replay of the investor update call will be available until August 29, 2019.  Individuals in the United States and Canada who wish to listen to the replay should dial +1 877-481-4010; passcode 53456.  International callers should dial +1 919-882-2331; passcode 53456.

A replay of the call also will be available on the Stabilis website (http://www.stabilisenergy.com).

About Stabilis Energy

Stabilis Energy, Inc. is a vertically integrated provider of distributed liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  We have safely delivered over 200 million gallons of LNG through more than 20,000 truck deliveries during our 15-year operating history, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America.  We provide LNG to customers in diverse end markets, including the industrial, energy, mining, utility, pipeline, commercial, and high horsepower transportation markets. Our customers use LNG as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed.  To learn more, visit www.stabilisenergy.com.

About Grupo CLISA

A Mexican business group established more than 25 years ago, Grupo CLISA has extensive experience in the energy sector, notably the Nueva Era Pipeline along with the importing and marketing of natural gas, electricity, thermal coal and petroleum coke. The group has four divisions: Energy, Logistics, Commerce and Services and Real Estate. Throughout the company's history, Grupo CLISA has established important partnerships with prestigious world-class companies in the energy industry that have enabled it to gain solid global experience. To learn more, visit www.clisa.com.

About Diversenergy

Diversenergy LLC specializes in virtual liquefied natural gas distribution systems in the United States and Mexico.  The Company’s Mexican subsidiary (Diversenergy S.A.P.I. de C.V.) has been recognized as a leading expert for the importation and commercialization of liquefied natural gas into Mexico since 2015.  Diversenergy is capable of providing LNG for a variety of applications related to high horsepower diesel engines used in transportation, fleet vehicles, stationary generators, industrial boilers, and drilling operations.  Diversenergy’s goal is to provide a complete energy solution to its customers for their operational needs where the traditional natural gas pipeline infrastructure is unavailable.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ materially from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can”, “believes,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, compliance with environmental and other regulations, the availability and cost of capital, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors are contained in the definitive proxy statement filed by Stabilis Energy with the SEC on June 13, 2019. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters and attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Contact:

Andrew Puhala

Chief Financial Officer

832-456-6500

ir@stabilisenergy.com

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